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                                                                   EXHIBIT 10.17


                         AGREEMENT AND MUTUAL RELEASE
                         ----------------------------

          This Agreement and Mutual Release ("Agreement") is made by and between Centillium Communications, Inc. (formerly Centillium Technology Corporation) (the "Company"), and Albert Travis White ("Employee").

          WHEREAS, Employee was employed by the Company; and

          WHEREAS, the Company and Employee have entered into an Employment Agreement dated as of April 1, 1998 (the "Employment Agreement") a copy of which is attached hereto as Exhibit A and a Confidentiality and Inventions Agreement (the "Confidentiality Agreement"); and

          WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

          NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

               (a) Resignation. Employee resigns from his position as an
                   -----------
employee effective March 31, 2000 and as a director and officer of the Company, including his position of Chief Executive Officer and President and all officer and director positions of any subsidiaries of the Company effective January 21, 2000.

               (b) Consideration. The Company agrees to pay Employee a total of
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Two hundred twenty-five thousand dollars ($225,000), less applicable withholding, in equal monthly installments over the twelve-month period commencing April 1, 2000 and ending March 31, 2001. Such payments shall be made consistent with current policies of the Company with respect to the payment of salary, i.e. bi-weekly basis. Except as otherwise specified in this Agreement, Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vacation benefits or bonuses after March 31, 2000. The Company's obligation to make such payments shall cease should Employee be in breach of his obligations under Sections 12, 13 or 14 of the Employment Agreement.

               (c) Vesting of Stock.  Employee was granted options to purchase
                   ----------------
844,257 shares of Common Stock. Employee purchased 337,500 shares of Common Stock pursuant to the exercise of certain of those options granted to Employee. The repurchase rights have lapsed with respect to said shares. Of the remaining 506,757 shares subject to the initial option grant, options to purchase 295,693 shares shall be deemed vested pursuant to the Employment Agreement and in any event on or before March 31, 2000 and shall be exercisable in accordance with the terms of the option grant. The remaining unvested and unexercised options to purchase 211,064 shares of Common Stock are hereby cancelled and terminated.

          (d) Benefits.  Employee shall be entitled to continued health care
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coverage under the Company's health insurance programs until the earlier to occur of (i) March 31, 2001, or (ii) the first date that Employee becomes covered under another employer's health benefit program that provides substantially the same level of benefits. If coverage for pre-existing medical conditions is not available, clause (ii) shall not apply. Employee shall have the right to convert his health insurance benefits to individual coverage pursuant to COBRA after the initial twelve (12) month period. The coverage provided Employee under this Paragraph 4 will be in lieu of any other continued health care coverage to which Employee would otherwise be entitled pursuant to the requirements of Internal Revenue Code section 4980B by reason of Employee's termination of employment, and Employee shall not be entitled to any further health care coverage under Internal Revenue Code section 4980B following the coverage period in effect under this Paragraph 4.

          (e) Additional Matters of Consideration.  As of the effective date of
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this Agreement:

     Irrespective of this Agreement, Employee shall be entitled to:

              (i)  all accrued but unused paid time off; and

              (ii) reimbursement of expense receipts not yet submitted, provided such receipts are reimbursable pursuant to the Company's expense reimbursement policy.

          (f) Confidential Information.  Employee shall continue to maintain the
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confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all Company property of an attorney/client privileged nature and all of the Company's confidential and proprietary information in his possession to the Company as soon as practicable after the effective date of this Agreement.

          (g) Payment of Salary.  The Parties acknowledge and agree that:
              -----------------

              (i) Except as otherwise provided herein, as of March 31, 2000, all salary, and accrued vacation, and any and all other benefits, commissions or other such sums due Employee will be paid to Employee.

              (ii) In light of the payment by the Company of all wages due, or to become due to Employee, that California Labor Code section 206.5 is not applicable to the Parties here. Said section provides in pertinent part:

     No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

          (h) Release of Claims.  Employee agrees that the foregoing
              -----------------
consideration represents settlement in full of all outstanding obligations owed to Employee by the Company.

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Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, agents and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, or any other person, affiliates, divisions, subsidiaries, predecessor and successor corporations, agents and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation,

               (i) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

               (ii) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company as an employee of Company, except to the extent of the application of Section 11(b)(1) of the Employment Agreement including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination, breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

               (iv) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment Retraining Notification Act, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act and California Labor Code Sections 201, et seq. and Section 970, et. seg.;

               (v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

               (vi) any and all claims for violation of the Federal, or any state, constitution;

               (vii) any and all claims for attorneys' fees and costs; and

                                      -3-
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               (viii) any and all claims for any acts by either occurring at any time prior to the execution of this Agreement.

     The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released, provided the other obligations herein are satisfied.

          (i)   Press Release.  In the event the Company intends to issue a
                -------------
press release with respect to Employee's departure or the hiring of a replacement, that includes a reference to Employee, Employee shall be provided the opportunity to review the proposed press release and offer comments.

          (j) Confidentiality.  The Parties hereto each agree to use their best
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efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

          (k) Disparagement.  Each party agrees to refrain from any
              -------------
disparagement, defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other.

          (l) Tax Consequences.  The Company makes no representations or
              ----------------
warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

          (m) No Admission of Liability.  The Parties understand and acknowledge
              -------------------------
that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

          (n) Costs.  The Parties shall each bear their own costs, expert fees,
              -----
attorneys' fees and other fees incurred in connection with this Agreement.

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          (o) Authority.  The Company represents and warrants that the
              ---------
undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

          (p) No Representations.  Each party represents that it has had the
              ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

          (q) Severability.  In the event that any provision hereof becomes or
              ------------
is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          (r) Entire Agreement.  This Agreement represents the entire agreement
              ----------------
and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and her compensation by the Company.

          (s) No Oral Modification.  This Agreement may only be amended in
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writing signed by Employee and the Chairman of the Company.

          (t) Governing Law.  This Agreement shall be governed by the laws of
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the State of California.

          (u) Effective Date.  This Agreement is effective as of the date of
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this Agreement.

          (v) Counterparts.  This Agreement may be executed in counterparts, and
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each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

          (w) Voluntary Execution of Agreement.  This Agreement is executed
              --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

              (i)  They have read this Agreement;

              (ii) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

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               (iii) They understand the terms and consequences of this
Agreement and of the releases it contains;

               (iv) They are fully aware of the legal and binding effect of this Agreement.

          (x) Return of Company Property.  Employee represents and warrants that
              --------------------------
he has returned to the Company all Company property and that as of the date of this Agreement, Employee is not in possession of any Company property of whatever nature.

          (y) Employment Agreement.  Except as otherwise provided herein, and
              --------------------
the application, if appropriate, of Section 11(b)(i) of the Employment Agreement, the Employment Agreement is deemed terminated.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                    Centillium Communications, Inc.



     Dated: February 1, 2000        /s/ Faraj Aalaei
           _________________      ______________________________
                                  By:     Faraj Aalaei
                                  Title:  Cheif Executive Officer


                                    Albert Travis White, an individual



     Dated: February 2, 2000       /s/ Albert Travis White
           _________________       _____________________________
                                       Albert Travis White

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